Exhibit 8

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D (including all amendments thereto) is filed on behalf of each of the undersigned.

January 17, 2005

FLEMINGHOUSE INVESTMENTS LIMITED
a Cypriot limited liability company

/s/ Gordon Bajnai
By:	Gordon Bajnai
Its:	Director

/s/ Gyula Gansperger
By:	Gyula Gansperger
Its:	Director

WALLIS BEFEKTETESI GAZDASAGI TANACSADO ES VAGYONKEZELO RT.,
a Hungarian company limited by shares

/s/ Gordon Bajnai
By:	Gordon Bajnai
Its:	Director

/s/ Tibor Veres
By:	Tibor Veres